SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Niku Corporation

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May 29, 2002

Dear Niku Stockholder:

      We cordially invite you to attend our 2002 Annual Meeting of Stockholders, which will be held at our headquarters at 350 Convention Way, Redwood City, California 94063 on June 26, 2002 at 1:00 p.m., Pacific Time.

      At this year’s Annual Meeting, stockholders will be asked to elect two directors and ratify our independent auditors. Additional information about the matters to be acted upon at the Annual Meeting is given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

      Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a completed proxy card or in person at the Annual Meeting. Voting your proxy will ensure your representation at the Annual Meeting.

      I urge you to carefully review the proxy materials and to vote FOR the director nominees and the ratification of the independent auditors.

      I hope to see you at the June 26, 2002 Annual Meeting.

Sincerely,

FARZAD DIBACHI
President, Chief Executive Officer and
Chairman of the Board

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

      Our 2002 Annual Meeting of Stockholders will be held on Wednesday, June 26, 2002 at 1:00 p.m., Pacific Time, at our headquarters at 350 Convention Way, Redwood City, California 94063 to conduct the following items of business:

1.	To elect two Class II directors each to serve for a three-year term or until his successor has been elected and qualified or until his earlier resignation or removal. At the meeting, our board of directors intends to present the following nominees for election as Class II directors:

Edward F. Thompson Val E. Vaden

2.	To ratify the appointment of KPMG LLP as our independent auditors for the current fiscal year ending on January 31, 2003; and

3.	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

      These items of business are more fully described in the attached proxy statement. Only stockholders who owned shares of our stock at the close of business on the record date, Friday, May 10, 2002, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

      Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. For specific instructions, please refer to the information provided with your proxy card.

By Order of the Board of Directors

FARZAD DIBACHI
President, Chief Executive Officer and
Chairman of the Board

Redwood City, California

May 29, 2002

GENERAL INFORMATION
PROPOSAL #1 ELECTION OF DIRECTORS
PROPOSAL #2 RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED MATTERS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER BUSINESS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PROXY STATEMENT

GENERAL INFORMATION
Record Date; Quorum	1
Voting Procedures	1
Methods of Voting	1
Adjournment of Meeting	2
Revoking Your Proxy	2
Votes Required for the Proposal	2
Broker Non-Votes	2
Voting Confidentiality	2
Voting Results	3
Proxy Solicitation Costs	3
PROPOSAL #1 — ELECTION OF CLASS II DIRECTORS	3
Board Composition	3
Nominees	3
Directors	4
Board Committees	4
Board and Committee Meetings	4
Compensation of Directors	5
PROPOSAL #2 — RATIFICATION OF INDEPENDENT AUDITORS	5
OTHER MATTERS	6
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
EXECUTIVE COMPENSATION AND RELATED INFORMATION	7
Summary Compensation	7
Option Grants in Fiscal 2002	8
Options Repriced in Fiscal 2002	9
Options Exercised in Fiscal 2002	9
AUDIT COMMITTEE REPORT	10
Audit and Related Fees	10
COMPENSATION COMMITTEE REPORT	12
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	13
STOCK PERFORMANCE GRAPH	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
OTHER INFORMATION	15
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16
STOCKHOLDER PROPOSALS	16
OTHER BUSINESS	17
Appendix A — Audit Committee Charter	A-1

PROXY STATEMENT

GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the board of directors of Niku Corporation, a Delaware corporation. This proxy is for use at our 2002 Annual Meeting of Stockholders to be held at 1:00 p.m. Pacific Time, on Wednesday, June 26, 2002 at our headquarters at 350 Convention Way, Redwood City, California 94063.

      This proxy statement contains important information regarding our 2002 Annual Meeting of Stockholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

      A number of abbreviations are used in this proxy statement. The term “proxy materials” includes this proxy statement, the enclosed proxy card and the 2002 Annual Report on Form 10-K for fiscal 2002. References to “fiscal 2002” mean our 2002 fiscal year that began on January 28, 2001 and ended on January 26, 2002. Our 2002 Annual Meeting of Stockholders is referred to as “the meeting.”

      We intend to first mail the proxy materials to stockholders on or about May 29, 2002.

Record Date; Quorum

      Only holders of record of our common stock at the close of business on the record date, May 10, 2002, are entitled to notice of and to vote at the meeting. On the record date, there were approximately 74,278,893 shares of our common stock issued and outstanding and entitled to vote.

      A quorum, which is a majority of the shares outstanding as of the record date, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Voting Procedures

      As our stockholder, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the meeting and upon which you are being asked to vote are discussed in the following sections entitled “Proposal #1” and “Proposal #2.” Each share of our common stock you own entitles you to one vote. You may vote by mail or in person at the meeting.

Methods of Voting

      Your shares will be voted in accordance with the instructions you indicate. If you do not indicate your voting instructions, your shares will be voted for the nominees for director listed herein, ratification of KPMG LLP as independent auditors and as to other matters that may properly come before the meeting.

      Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

      Voting in Person at the Meeting. If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

      If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

      If you own shares under the Employee Stock Purchase Plan and do not vote, your shares will be voted in accordance with normal brokerage industry practices, as described in this proxy statement under the section entitled “Broker Non-Votes.”

Adjournment of Meeting

      If we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Revoking Your Proxy

      You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

•	sign and return another proxy with a later date;

•	provide written notice of the revocation to Niku’s Secretary; or

•	attend the meeting and vote in person.

Votes Required for the Proposal

      The vote required and method of calculation for the proposals to be considered at the meeting is as follows. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Negative votes will not affect the outcome of the election of directors. You may vote “for” the nominees for the election of directors or you may “withhold” your vote with respect to one or more nominees. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal. Approval of the selection of KPMG LLP as our independent auditors for fiscal 2003 requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on either of the proposals except to the extent broker non-votes are counted as present for the purpose of determining a quorum.

Broker Non-Votes

      If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect directors and ratification of independent auditors should be treated as routine matters. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares un-voted or vote your shares on these routine matters. To the extent your brokerage firm votes shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

      Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

      Final voting results will be announced at the meeting and will be published in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2003 filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.niku.com; or

•	viewing our Form 10-Q for the second quarter of fiscal 2003 on the SEC’s website at www.sec.gov.

Proxy Solicitation Costs

      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. We have hired Georgeson Shareholders to assist in the distribution and solicitation of proxies. In addition to the estimated proxy solicitation cost of $8,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

PROPOSAL #1

ELECTION OF DIRECTORS

Board Composition

      Our board of directors currently consists of four members and is divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term. A director serves in office until his respective successor is duly elected and qualified or until his earlier resignation, death or removal. Any additional directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

      Two Class II directors are to be elected at the meeting for a three-year term ending in 2004. The Class II directors initially consisted of William Raduchel and Maynard Webb. Messrs. Raduchel and Webb resigned in August 2001 and November 2001, respectively, and were replaced by Edward F. Thompson and Val E. Vaden, respectively. The board has nominated Messrs. Thompson and Vaden for election as the Class II directors. Shares represented by the accompanying proxy will be voted “for” the election of the two nominees recommended by the board unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

Nominees

      Nominees for Class II directors are Edward F. Thompson and Val E. Vaden. Messrs. Thompson and Vaden joined our board of directors in August 2001 in November 2001, respectively, replacing William Raduchel and Maynard Webb, respectively.

      Additional information and brief biographies of Edward F. Thompson and Val E. Vaden are set forth below.

      Edward F. Thompson (age 63) has been a director of Niku since August 2001. Mr. Thompson has served as a Senior Advisor to the Board of Directors of Fujitsu Limited and as a director of several Fujitsu subsidiaries or portfolio companies since 1995. From 1976 to 1994, Mr. Thompson served in a series of management positions with Amdahl Corporation including, from August 1983 to June 1994, Chief Financial Officer and Secretary of Amdahl and from October 1985 to June 1994, Chief Executive Officer of Amdahl Capital Corporation. Mr. Thompson holds a MBA in Operations Research and Finance from Santa Clara University and a B.S. in Aeronautical Engineering from the University of Illinois. He is a member of the boards of directors and strategic advisory boards of several private companies. Mr. Thompson also served on the board of Fortel, Inc., a public company, from which he resigned in May 2002.

      Val E. Vaden (age 41) has been a director of Niku since November 2001. Mr. Vaden is a managing partner of Vector Capital and co-founded the firm. Prior to forming Vector Capital, from August 1994 to August 1997, Mr. Vaden was a founding general partner of Benchmark Capital. From May 1993 to August 1994, he served as Vice President of Marketing at enterprise software vendor Tesseract Corporation, and began his career as a management consultant at Bain & Company. Mr. Vaden holds an MBA from the Stanford University Graduate School of Business and an AB from Stanford University. Mr. Vaden also serves as a director on the boards of several private companies.

The board of directors recommends a vote FOR the election of each of the named nominees.

Directors

      Our current directors are as follows, excluding nominees for the election of Class II director. The Class III director consisted of Terence Garnett, who resigned in May 2002. We are currently seeking a Class III director or directors. The Class I directors consist of Farzad Dibachi and Frank Gill, who will stand for reelection at the 2004 annual meeting of stockholders.

      Farzad Dibachi (age 38) has served as our president, chief executive officer and chairman of the board of directors since he co-founded Niku in January 1998. From October 1995 to August 1997, Mr. Dibachi was a co-founder and president and chief executive officer of Diba, Inc., an information appliance software company, until it was sold to Sun Microsystems, Inc. in August 1997. From June 1994 to October 1995, he served as senior vice president, new media division for Oracle Corporation. From June 1993 to June 1994, he was vice president, marketing for Oracle’s tools division and senior director of product development in Oracle’s desktop products division. Mr. Dibachi holds a B.S. in mechanical engineering and a B.A. in computer science from San Jose State University. Mr. Dibachi is married to Rhonda Dibachi, our executive vice president of planning and strategy.

      Frank Gill (age 57) has been a director of Niku since March 2000. Until his retirement in 1998, Mr. Gill worked at Intel Corporation for 23 years, serving most recently as executive vice president. While at Intel, he led the sales and marketing group until 1990, the system group until 1995, and the Internet and communications group until 1998. Mr. Gill currently is a private investor and serves as a director of Inktomi, Inc., Tektronix, Inc. and several private companies. He holds a BSEE from the University of California at Davis.

Board Committees

      Our board of directors has the following committees:

      Compensation Committee. The current members of our compensation committee are Messrs. Gill, Vaden and Thompson. Mr. Thompson was appointed to this committee in May 2002. The compensation committee reviews and makes recommendations to our board concerning salaries and incentive compensation for the executive officers named in the proxy statement. The compensation committee also administers our stock plans.

      Audit Committee. The current members of our audit committee are Messrs. Thompson, Gill and Vaden. The audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. All current members of the audit committee are independent as defined in the Nasdaq rules.

Board and Committee Meetings

      The board of directors met seven times in fiscal 2002. The compensation committee met two times during fiscal 2002. The audit committee met four times during fiscal 2002. During fiscal 2002, each current director attended at least 75% of all board and applicable committee meetings combined during the period for which he was a director or committee member, respectively. The board does not have a nominating committee or a committee that serves a similar function.

Compensation of Directors

      Our non-employee directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending board and committee meetings. Prior to the adoption of our 2000 Equity Incentive Plan in December 1999, our directors were granted stock options under the 1998 Stock Option Plan. The options granted under the 2000 Equity Incentive Plan to non-employee directors are automatic and non-discretionary, and the exercise price of the options is the fair market value of the common stock on the date of grant. Each non-employee director who becomes a member of the board is automatically granted an option to purchase 50,000 shares of our common stock as of the date that director joins the board. Immediately following each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 25,000 shares of our common stock if the non-employee director has served continuously as a member of our board for at least twelve months since the date of the initial option grant to that non-employee director. All options granted to each eligible non-employee director have an exercise price equal to the fair market value of our common stock on the date of grant. The board of directors may make discretionary supplemental grants to an eligible director who has served for less than one year from the date of such director’s initial grant. Options granted to non-employee directors have a ten-year term from the date of grant, and may be exercised for three months after termination of service or 12 months in the event of death or disability. All options granted to non-employee directors vest over three years, at a rate of 2.778% of the total shares on each monthly anniversary of the grant, so long as the non-employee director remains a director or consultant. In the event of our dissolution or liquidation or a change in control transaction, options granted to our non-employee directors under the plan become 100% vested and exercisable in full.

      Below are options we have granted to members of our board of directors since the beginning of fiscal 2002.

		Number of	Exercise
		Options	Price
Name	Grant Date	Granted	Per Share

Terence Garnett	06/27/01	25,000	0.95	(1)
Frank Gill	06/27/01	25,000	0.95
Edward F. Thompson	08/13/01	50,000	0.68
Val E. Vaden	11/12/01	50,000	0.75
Maynard Webb	06/27/01	25,000	0.95	(1)
William Raduchel	06/27/01	25,000	0.95	(1)

(1)	Messrs. Webb, Raduchel and Garnett resigned in August 2001, November 2001 and May 2002, respectively.

PROPOSAL #2

RATIFICATION OF INDEPENDENT AUDITORS

      The board of directors has selected KPMG LLP as our independent auditors for fiscal 2003 and urges stockholders to vote for ratification of KPMG’s appointment. Ratification of the selection of KPMG by stockholders is not required by our bylaws or otherwise. However, as a matter of good corporate practice, the board is submitting the selection of KPMG for stockholder approval. KPMG has audited our financial statements for the fiscal years ended January 31, 2002, 2001, 2000 and 1999. Even if KPMG’s appointment is ratified, the board, at its discretion, may appoint a new independent accounting firm if it feels that such a change would be in the best interests of Niku and its stockholders. We expect a representative of KPMG to be present at the meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions.

The board of directors recommends a vote FOR the ratification of the selection of KPMG LLP.

OTHER MATTERS

      Other than the election of directors and ratification of the independent auditors, our board of directors does not intend to bring any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized in applicable regulations under the Securities Exchange Act of 1934, as amended.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table indicates how much common stock is beneficially owned as of April 1, 2002 by: (a) each person or entity known by us to beneficially own 5% or more of our common stock; (b) each of the directors and the nominees; (c) each of our Named Executive Officers (defined below) (d) all directors and Named Executive Officers as a group.

      The percentage of beneficial ownership for the table is based on 74,242,284 shares of our common stock outstanding as of April 1, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Niku Corporation, 350 Convention Way, Redwood City, California 94063.

      Information with respect to beneficial ownership has been furnished by each director, officer or 5% or more stockholder, as the case may be, and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after April 1, 2002 through the exercise of any option. However, the percentage ownership of the common stock is based on the assumption, as required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options into shares of our common stock.

	Number of Shares
	of Common Stock	Percentage
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned

Farzad and Rhonda Dibachi(1)	10,746,684	14.48%
Vector Capital Partners II, L.L.C.(2)	6,255,367	8.43%
465 Montgomery Street, 19th Floor San Francisco, CA 94104
Terence Garnett(3)	4,761,660	6.41%
Joshua Pickus(4)	1,330,955	1.79%
Richard N. LaBarbera(5)	347,108	*
Frank Gill(6)	151,019	*
Edward F. Thompson(7)	12,499	*
Val E. Vaden(8)	8,333	*
All directors and executive officers as a group (8 persons)(9)	17,358,258	23.38%

*	Less than 1%

(1)	Represents 9,822,380 shares held by the Dibachi Family Trust and 924,304 shares subject to options exercisable within 60 days of April 1, 2002. Excludes 1,410,000 shares held by Florence V, LLC. Mr. and

Mrs. Dibachi do not possess any voting or dispositive power over shares held by Florence V, LLC and disclaim beneficial ownership of shares held by Florence V, LLC.

(2)	Represents 5,379,615 shares held by Vector Capital II, L.P., 210,806 shares held by Vector Entrepreneur Fund II, L.P. and 664,946 shares held by Vector Member Fund II, L.P. Vector Capital Partners II, L.L.C. is the general partner of Vector Capital II L.P., Vector Entrepreneur Fund II, L.P. and Vector Member Fund II, L.P. and may be deemed to have sole power to vote these shares.

(3)	Represents 4,643,229 shares held by the Garnett Family Trust, 75,377 shares held by Mr. Garnett and 43,054 shares subject to options exercisable within 60 days of April 1, 2002 held by Mr. Garnett. Excludes 1,200,000 shares held by the Garnett 1996 Children’s Trust. Mr. Garnett does not possess any voting or dispositive power over shares held by the Garnett 1996 Children’s Trust and disclaims beneficial ownership over shares held by such trust.

(4)	Represents 1,197,394 shares held by the Pickus Family Trust and 133,561 shares subject to options exercisable within 60 days of April 1, 2002 held by Mr. Pickus. Excludes 100,000 shares held by the Pickus Family Irrevocable Trust. Mr. Pickus does not possess any voting or dispositive power over shares held by the Pickus Family Irrevocable Trust and disclaims beneficial ownership of shares held by such trust.

(5)	Represents 347,108 shares subject to options exercisable within 60 days of April 1, 2002 held by Mr. LaBarbera.

(6)	Represents 56,142 shares held by Frank Gill, 434 shares held by the Gill Family Trust and 94,443 shares subject to options exercisable within 60 days of April 1, 2002 held by Mr. Gill.

(7)	Represents 12,499 shares subject to options exercisable within 60 days of April 1, 2002 held by Mr. Thompson.

(8)	Represents 8,333 shares subject to options exercisable within 60 days of April 1, 2002 held by Mr. Vaden.

(9)	Represents 15,794,956 shares held by all directors and executive officers as a group and 1,563,302 shares subject to options exercisable within 60 days of April 1, 2002 held by all directors and executive officers as a group.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation

      The following table shows compensation information during each of our last three fiscal years for our Chief Executive Officer and our three other executive officers. These individuals are collectively referred to as the “Named Executive Officers.”

		Annual Compensation				Long-Term Compensation

					Other	Restricted	Securities			All
					Annual	Stock	Underlying		LTIP	Other
	Fiscal	Salary	Bonus		Compensation	Awards	Options		Payouts	Compensation
Name and Principal Position	Year	($)	($)		($)	($)	(#)		$	$

Farzad Dibachi	2003	$— (1)	$—	(2)	—	$—	—		$—	$—
President, Chief	2002	364,508	350,000		—	—	1,500,000	(6)	—	—
Executive Officer and	2001	347,756	—		—	—	200,000	(7)	—	—
Chairman of the Board	2000	180,000	180,000		—	—	—		—	—
Richard N. LaBarbera	2003	400,000	—	(3)	—	—	—		—	—
President, Global	2002	478,846	500,000	(4)	—	—	250,000	(8)	—	—
Operations	2001	127,566	—		—	—	1,000,000	(8)	—	—
	2000	—	—		—	—	10,000	(8)	—	—
Joshua Pickus	2003	288,000	—	(3)	—	—	—		—	—
Chief Financial Officer	2002	344,308	400,000		—	—	550,000	(9)	—	—
	2001	298,077	100,000		—	—	229	(10)	—	—
	2000	75,000	25,000		—	1,250,000 (5)	—		—	—
Rhonda Dibachi	2003	202,500	—	(2)	—	—	—		—	—
Executive Vice President	2002	238,125	200,000		—	—	200,000	(6)	—	—
of Planning and Strategy	2001	198,718	—		—	—	100,000	(7)	—	—
	2000	173,333	100,000		—	—	—		—	—

(1)	Since November 2001, Mr. Dibachi has declined to receive a salary.

(2)	Does not participate in Executive Bonus Program.

(3)	Participant in Executive Bonus Program. The Company expects no payment will be made under this program unless the Company’s financial condition improves significantly.

(4)	Amount represents a loan that was forgiven in the first quarter of fiscal 2002.

(5)	In November 1999, Mr. Pickus purchased 1,250,000 shares of our restricted common stock at $1.00 per share. These shares are subject to our right of repurchase that lapses as to 33.33% of the shares upon the first anniversary of the grant date and as to 2.778% of the shares each month after that time. Our right of repurchase lapses as to all of these shares in the event of a change of control.

(6)	These options vest monthly over 36 months from the grant date.

(7)	These options vest as to 25% of the shares one year from the grant date and as to 2.083% of the shares each month after that time.

(8)	These options vest as to one-sixth of the shares after six months from the grant date and 2.778% of the shares each month after that time.

(9)	Of the total options granted to Mr. Pickus in fiscal 2002, 250,000 options vest as to 25% of the shares one year from the grant date and as to 2.083% of the shares each month after that time, and 300,000 options vest monthly over 36 months from the grant date.

(10)	These options were fully vested one year from the grant date.

Option Grants in Fiscal 2002

      The following table shows all options to acquire shares of our common stock granted to the Named Executive Officers during fiscal 2002.

			% of Total			Potential Realizable Value at
		Number of	Options			Assumed Annual Rates of
		Securities	Granted to			Stock Price Appreciation
		Underlying	Employees	Exercise		for Options Term
	Grant	Options	in Fiscal	Price	Expiration
Granted	Date	Granted(#)	Year	($/Share)	Date	5%	10%

Farzad Dibachi	3/22/01	1,500,000	13.4%	$2.69	3/21/11	$2,535,703	$6,425,970
Richard N. LaBarbera	6/22/01	250,000	2.2	0.75	6/21/11	117,918	298,827
Joshua Pickus	11/12/01	250,000	2.2	0.75	11/11/11	117,918	298,827
	3/22/01	300,000	2.7	0.75	3/21/11	141,501	358,592
Rhonda Dibachi	3/22/01	200,000	1.8	2.69	3/21/11	338,094	856,796

      The options shown in the above table were granted at an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years from the date of grant. The 300,000 options granted to Joshua Pickus on March 22, 2001 and the 250,000 options granted to Richard N. LaBarbera on June 22, 2001, respectively, were subsequently repriced to $0.75, the fair market value as of November 12, 2001. Options granted to Mr. and Mrs. Dibachi vest monthly over three years from the grant date. The 250,000 options granted to Mr. Pickus vest as to 25% of the shares after one year from the grant date and as to 2.083% of the shares each month after that time and the 300,000 options granted to Mr. Pickus vest monthly 36 months from the grant date. Options granted to Mr. LaBarbera vest as to one-sixth of the shares six months from the grant date and as to 2.778% of the shares each month after that time. All of these options vest so long as the executive officers remain employed by us. During fiscal 2002, we granted to our employees options to purchase a total of 11,202,845 shares of common stock, excluding approximately 8.9 million stock options repriced.

      Potential realizable values are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the market price on the date of the grant or the date of repricing, if the option was repriced.

•	assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the total option exercise price.

      The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future common stock prices. As of April 30, 2002, the closing price per share of our common stock was $1.02 per share.

Options Repriced in Fiscal 2002

      The following table shows the number of options held by the Named Executive Officers that were repriced during fiscal 2002.

						Length of
		Number of				Original
		Securities	Market Price			Option Term
		Underlying	of Stock at	Exercise Price		Remaining at
		Options/SARs	Time of	at Time of	New	Date of
		Repriced or	Repricing or	Repricing or	Exercise	Repricing or
Name	Date	Amended(#)	Amendment($)	Amendment($)	Price($)	Amendment

Richard N. LaBarbera	11/12/2001	10,000	$0.75	$1.00	$0.75	7 1/2 yrs
	11/12/2001	900,000	0.75	7.63	0.75	9 yrs
	11/12/2001	100,000	0.75	1.00	0.75	9 yrs
	11/12/2001	250,000	0.75	0.80	0.75	10 yrs

Joshua Pickus	11/12/2001	229	0.75	19.94	0.75	8 yrs
	11/12/2001	181,758	0.75	2.69	0.75	9 yrs
	11/12/2001	118,242	0.75	2.69	0.75	9 yrs

Options Exercised in Fiscal 2002

      The following table shows the number of shares acquired and the value realized upon exercise of stock options by the Named Executive Officers during fiscal 2002 and the number and value of options they held as of the end of fiscal 2002. Also reported are values of “in-the-money” options that represent the positive difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option at fiscal year end multiplied by the number of shares issued upon exercise of the option. The fair market value is based on $2.91 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on January 25, 2002, the last day of trading for fiscal 2002. These values, have not been, and may never be, realized.

						Value of Unexercised
	Shares			Number of Unexercised		In the Money Options
	Acquired	Exercised	Value	Options at Fiscal Year End		at Fiscal Year End($)
	on Exercise	Price	Realized
Name	(#)	($)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Farzad Dibachi	—	$—	$—	554,166	1,145,834	$101,750	$231,250
Richard N. LaBarbera	—	—	—	308,748	951,252	666,896	2,054,704
Joshua Pickus	—	—	—	91,894	458,335	198,491	990,004
Rhonda Dibachi	—	—	—	109,027	190,973	13,567	30,833

     Stockholders should be aware that under SEC rules, the Audit Committee Report is not considered “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by Niku under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless this report is specifically referenced. You may not consider this report for soliciting the purchase or sale of our common stock.

AUDIT COMMITTEE REPORT

      In the section below, we describe our financial and accounting management policies and practices.

      Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are Messrs. Thompson, Gill and Vaden.

      Responsibilities. The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the Securities and Exchange Commission, (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board.

      Review with Management and Independent Auditors. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

      Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors, KPMG LLP, the firm’s independence. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of KPMG LLP as independent auditors.

      Summary. Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 31, 2002, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Edward F. Thompson
Frank Gill
Val E. Vaden

Audit and Related Fees

      Audit Fees. The aggregate fees billed by KPMG LLP for professional services for the audit of our annual consolidated financial statements for fiscal 2002 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2002 were $550,000.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LP for financial information systems design and implementation for fiscal 2002.

      All Other Fees. The aggregate fees billed for other audit related services were $382,246, which consisted principally of acquisition-related services. Other non-audit services of $170,617 consisted principally of tax compliance services.

      The Audit Committee has determined that the provision of services rendered above for all other fees is compatible with maintaining KPMG LLP’s independence.

      Stockholders should be aware that under SEC rules, the Compensation Committee Report is not considered “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by Niku under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless this report is specifically referenced. You may not consider this report for soliciting the purchase or sale of our common stock.

COMPENSATION COMMITTEE REPORT

      In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of our Chief Executive Officer and other Named Executive Officers.

      Compensation Philosophy. In developing our executive compensation policies, our compensation committee has two principal objectives: (1) attracting and retaining our executive officers, and (2) motivating our executive officers to achieve short-term and long-term corporate goals that enhance stockholder value. Our committee seeks to achieve those objectives within the Company’s current financial plans. Accordingly, our committee has adopted the following overriding policies:

•	pay compensation that is competitive with the practices of comparable high technology companies;

•	set challenging performance goals for our officers and provide a short-term incentive through a bonus plan that is based upon achievement of these goals;

•	align the interests of our officers with those of our stockholders by providing a significant long-term incentive in the form of stock options; and

•	adjust compensation levels to reflect changes in the Company’s market, performance and resources.

      Total Annual Compensation. Each Named Executive Officer’s compensation package may, in one or more years, be comprised of the following three elements: (1) base salary; (2) annual variable performance awards such as bonuses; and (3) long-term equity incentives. We authorize guidelines for officers’ target total annual compensation (salary and bonus) after reviewing similar compensation information from companies in the high technology industry.

      Base Compensation. Salaries for Named Executive Officers for fiscal 2002 were initially determined on an individual basis by evaluating each named executive’s scope of responsibility, performance, prior experience and salary history as well as the salaries for similar positions at technology companies in the San Francisco Bay Area that are of comparable size to us and with which we compete for executive personnel.

      During fiscal 2002, salaries for Named Executive Officers were reduced significantly to reflect the Company’s performance and resources. Beginning in November, our chief executive officer declined to receive a salary for his services. At the same time our chief financial officer, president of global operations and executive vice president of planning and strategy requested and received salary reductions of approximately 20%.

      Bonuses. Target bonuses for each Named Executive Officer are based on his or her potential impact on our operating and financial results and based on market competitive pay practices. Target bonuses are generally expressed as a percentage of an executive’s base salary. The actual bonus that is paid to each officer depends on the achievement of business unit and corporate objectives and financial performance goals. The business unit objectives we set include both financial and operating goals, including, for example, increasing revenue, reducing expenses and loss per share, improving cash collections, obtaining leading customers and customer satisfaction.

      Each year, we adjust the performance goals in light of general business conditions and our corporate strategies for the year. For fiscal 2002, the Committee has established an executive bonus program under which payments will be made if the Company’s financial performance improves significantly.

      Stock Options. Our committee strongly believes that stock options motivate our officers to maximize stockholder value and to remain employed with us despite a competitive labor market and reduced cash compensation. Except as specified herein, all of our stock options have a per share exercise price equal to the fair market value of our common stock on the grant date. In fiscal 2002, stock options held by Messrs. LaBarbera and Pickus, together with the options held by Company employees generally, were repriced. Options held by Mr. and Mrs. Dibachi and restricted shares held by Mr. Pickus were not repriced. The committee believes that the repricing of options held by Messrs. LaBarbera and Pickus was appropriate given the reduction in their cash compensation and the Company’s desire to retain and motivate them. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options or shares to vest.

      The number of options granted to each Named Executive Officer and the vesting schedule are determined based on a variety of factors, including (1) the executive’s position with us, (2) his or her individual performance, (3) the number of options the executive already holds, (4) the executive’s cash compensations and (5) other factors, including an estimate of the potential value of the options and independent stock compensation survey data. In fiscal 2002, our committee relied upon these factors to approve stock option grants for the Named Executive Officers and other senior officers, and for any other individual grants covering more than 200,000 shares. All other grants were approved by our Chief Executive Officer, Mr. Dibachi, after utilizing guidelines approved by the committee.

      Compensation of Chief Executive Officer. The board ratified the compensation committee’s decision for Mr. Dibachi’s cash compensation for fiscal 2002. During fiscal 2002, Mr. Dibachi received a salary of $364,508 and a bonus of $350,000. During fiscal 2002, Mr. Dibachi also received equity-based compensation in the form of an option for the purchase of 1,500,000 shares of our common stock with an exercise price of $2.69 per share. Mr. Dibachi’s bonus in May 2002 and the grant of additional stock options in March 2001 were based on his achievements in leading the Company from inception to the present time, and on his role in leading the Company in the future. Since November 2001, Mr. Dibachi has declined to receive a salary for his services and does not participate in the Executive Bonus Program.

      Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our Named Executive Officers only if the compensation is less than $1,000,000 during any fiscal year or is “performance-based” under Section 162(m). Our stock option plans permit our committee to pay compensation that is “performance-based” and thus fully tax-deductible by us. Our committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent we determine it is in our best interests.

COMPENSATION COMMITTEE:

Frank Gill
Val E. Vaden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the compensation committee has at any time since our formation been an officer or employee of ours. None of our executive officers currently serves or in the past has served as a member of the board of directors of compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. Prior to the formation of our compensation committee, all compensation decisions were made by the full board.

      Stockholders should be aware that under SEC rules, the Stock Performance Graph is not considered “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by Niku under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless this section is specifically referenced. You may not consider this section for soliciting the purchase or sale of our common stock.

STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on our common stock between February 29, 2000, the date of our initial public offering, and January 25, 2002 with the cumulative total return of (1) the Nasdaq Stock Market Index (the “Nasdaq Index”) and (ii) the JP Morgan Hambrecht and Quist Computer Software Index (the “JP Morgan Index”), over the same period. This graph assumes the investment of $100.00 on February 29, 2000 in our common stock, the Nasdaq Index and the JP Morgan Index, and calculates the annual return through January 25, 2002. This graph assumes the reinvestment of dividends, if any. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN

AMONG NIKU CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE JP MORGAN H & Q COMPUTER SOFTWARE INDEX

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Other than the compensation arrangements described in “Compensation of Directors” and “Executive Compensation and Related Information” and the transactions described below, since January 28, 2001, there has not been nor is there currently proposed, any transaction or series of similar transactions required to be disclosed to which we were or will be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

Loans to Executive Officers

      In October 2000, we loaned $500,000 to Richard N. LaBarbera, our president of global operations. This loan accrued interest at a rate of 6.0% per annum. This loan is forgivable at the discretion of the board of directors and was forgiven in full during the first quarter of fiscal 2002.

      In November 1999, we loaned to Joshua Pickus, our chief financial officer, $1,249,875 secured by a stock pledge agreement, in connection with his purchase of our restricted common stock. The loan accrued interest at a rate of 6.08% and was due on or before November 1, 2002. In May 2002, we extended the maturity date of this loan to November 1, 2004 and reduced the interest rate to 3.21%. Mr. Pickus has not sold any of the shares acquired with this loan. In November 1999, we also loaned $200,000 to Mr. Pickus under a separate agreement at a rate of 8.0% per annum, which was due on or before November 11, 2002. Mr. Pickus has fully repaid this loan.

      In November 2001, Deborah Donoghue filed a suit against us and two of our officers, Farzad Dibachi and Rhonda Dibachi, in the United States District Court for the Southern District of New York. The complaint alleges a violation of Section 16(b) of the securities laws for certain trades made by Mr. and Mrs. Dibachi and trades made by Florence V, LLC a Minnesota Limited Liability Company. Mr. and Mrs. Dibachi believe these claims are without merit, and they intend to vigorously defend against these claims. In accordance with their indemnity agreements with us, we are advancing Mr. and Mrs. Dibachi expenses related to such lawsuit. Mr. and Mrs. Dibachi have agreed to repay such advances if it is determined that they were not entitled to indemnification in connection with this lawsuit.

OTHER INFORMATION

Form 10-K

      We will mail without charge, upon written request, a copy of our annual report on Form 10-K Report for fiscal year ended January 26, 2002, including the financial statements. Requests should be sent to Niku Corporation, 350 Convention Way, Redwood City, California 94063, Attn: Investor Relations.

No Incorporation by Reference

      In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so the information should be considered as part of the filing you are reading. Based on Securities and Exchange Commission regulations, the performance graph of this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

      This proxy statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and holders of more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Such officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      Securities and Exchange Commission regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis, except that Terence Garnett filed a late Form 5 report in August 2001 for fiscal 2001 for a distribution of 241 shares of our common stock from his employer’s investment fund and Maynard Webb filed a late Form 5 in August 2001 for fiscal 2001 for the exercise of 61,383 options for common stock, In addition, we have never received copies of any compliance filings from William Raduchel. Messrs. Raduchel Webb and Garnett resigned as a director in August 2001, November 2001 and May 2002, respectively.

STOCKHOLDER PROPOSALS

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules and our bylaws. If you want us to consider including a proposal in our proxy statement for our 2003 annual meeting of stockholders, you must deliver a copy of your proposal to our Secretary at our principal executive offices at 350 Convention Way, Redwood City, California 94063 no later than January 31, 2003. If you intend to present a proposal at our 2003 annual meeting of stockholders, but you do not intend to have it included in our proxy materials, you must deliver a copy of your proposal to our Secretary at our principal executive offices listed above no later than April 30, 2003 and no earlier than March 29, 2003. If, however, the date of our 2003 annual meeting is more than 30 days before or more than 60 days after the first anniversary of our 2002 annual meeting, your notice of a proposal will be timely if we receive it by the close of business on the 10th day following the day we publicly announce the date of the 2003 annual meeting. If we do not receive your proposal within this time frame, the proxy holders will vote all proxies received for the 2003 annual meeting according to their judgment on all proposals. Our bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. In order to submit a proposal for action at a forthcoming meeting, stockholders must comply with the procedural requirements in our bylaws. If you would like a copy of the requirements contained in our bylaws, requests should be sent to Niku Corporation, 350 Convention Way, Redwood City, California 94063, Attn: Investor Relations. The bylaws are also on file with the Securities and Exchange Commission.

OTHER BUSINESS

      As of the date of this proxy statement, the board of directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

By Order of the Board of Directors

FARZAD DIBACHI
President, Chief Executive Officer and
Chairman of the Board

Redwood City, California

May 29, 2002

      Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

APPENDIX A

NIKU CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

      The Audit Committee (the “Committee”), of the Board of Directors (the “Board”) of Niku Corporation (the “Company”), will have the oversight responsibility, authority and specific duties as described below.

Composition

      The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers (“NASDAQ”). The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual proxy statement to stockholders. The members of the Committee may designate a Chair by majority vote of the Committee membership.

Responsibility

      The Committee is a part of the Board. It’s primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the Securities and Exchange Commission (the “SEC”), (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee should have a clear understanding with the Chief Financial Officer that he must maintain an open and transparent relationship with the Committee, and that he has a direct line responsibility to the Committee in addition to his management reporting chain. The Committee will make regular reports to the Board concerning its activities.

Authority

      Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter for activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings

      The Committee is to meet at least two times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee (or the Chair, if a Chair is designated). The Committee is to meet in separate executive sessions with the chief financial officer and the independent accountants at least once each year and at other times when considered appropriate.

      The Corporate Secretary shall maintain minutes of each of its meetings. The Committee shall submit the minutes of all of its meetings to, or discuss the matters discussed at each Committee meeting with, the board of directors.

Attendance

      Committee members will strive to be present at all meetings. As necessary or desirable, the Committee may request that members of management and representatives of the independent accountants be present at Committee meetings.

Communication between Meetings

      The Chief Financial Officer will communicate with the Committee (or the Chair, if a Chair is designated) between meetings as requested. In addition, the Chief Financial Officer will keep the Committee informed of all material matters related to the responsibilities of the Committee which the Chief Financial Officer believes need to be known by the Committee prior to the next regularly scheduled meeting.

      If action by the Committee is deemed to be required, the Chief Financial Officer shall inform the Committee (or the Chair, if a Chair is designated) and a telephonic meeting of the Committee shall be convened. Any telephonic meeting of the Committee shall be subject to the same rules as regular meetings.

Specific Duties

      In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2.	Review with the Company’s management and independent accountants the Company’s accounting and financial reporting controls.

3.	Review with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

4.	Review the scope and general extent of the independent accountants’ annual audit. The Committee’s review should including an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5.	Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.	Have a predetermined arrangement with the independent accountants that they will advise the Committee and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with the audit committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

7.	At the completion of the annual audit, review with management and the independent accountants the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to stockholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have used them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

8.	After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company’s annual proxy statement. The charter is to be published as an appendix to the proxy statement every year.

9.	Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company’s needs.

10.	Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as “material” or “serious”. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendation.

11.	Recommend to the Board the selection, retention or termination of the Company’s independent accountants.

12.	Review with management and the independent accountants the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact to the financial statements.

13.	Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to audit committee related files of NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

NIKU CORPORATION
Proxy Solicited on Behalf of The Board of Directors
For the 2002 Annual Meeting of Stockholders—June 26 2002

     The undersigned appoints Farzad Dibachi and Joshua Pickus, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated above, all the Common Stock of Niku Corporation, which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on June 26, 2002 or at any adjournment or postponement thereof.

     This proxy, when properly executed and returned in a timely manner, unless otherwise marked, will be voted FOR the election of the Board of Directors nominees named, FOR the selection of KPMG LLP as our independent auditors for fiscal 2003 and in accordance with the judgment and in the discretion of the persons named as proxies herein on any other business that may properly come before the annual meeting of stockholders or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[*] FOLD AND DETACH HERE [*]

NIKU CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [*]

1.	Election of Directors Nominees: 01 Edward F. Thompson 02 Val E. Vaden	For All [ ]	Withhold All [ ]	For All Except [ ]
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	Ratification of appointment of KPMG LLP as independent auditors for fiscal 2003.	For [ ]	Against [ ]	Abstain [ ]

Please sign exactly as your name appears on this proxy. If more than one name appears all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this proxy.

Signature:	Date:

Printed Name:	Address:

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

[*] FOLD AND DETACH HERE [*]

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.